Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation
North America
Infor (Canada), Ltd.	Canada — Ontario
GT Topco, LLC	US — Delaware
GTNX, Inc.	US — Delaware
Infor (US), Inc.	US — Delaware
Infor Public Sector, Inc.	US — California
Infor (GA), Inc.	US — Georgia
Infinium Software, Inc.	US — Massachusetts
Infor Retail Holdings, Inc.	US — Delaware
Platform Settlement Services, LLC	US — Delaware
Seneca Acquisition Subsidiary Inc.	US — Delaware
TradeCard, Inc.	US — Delaware
Latin America
Infor Global Solutions (Argentina) S.A.	Argentina
Infor do Brasil Softwares Ltda.	Brazil
TriSyn IP Limited	Cayman Islands
Infor Chile Softwares Ltda. d/b/a Infor Chile Ltda.	Chile
Infor Colombia S.A.S.	Colombia
Infor (Mexico) S.A. de C.V.	Mexico
CLS de Mexico, S.A. de C.V.	Mexico City, Federal District
Perville SA	Uruguay
Datastream Latinamerican SRL	Uruguay
Infor Global Solutions (Venezuela) C.A.	Venezuela
EMEA
Infor (Österreich) GmbH	Austria
Infor (Belgium) N.V.	Belgium
S.P.R.L. Certpoint Europe	Belgium
Infor (Česká republika) s.r.o.	Czech Republic
Infor Danmark A/S	Denmark
Lawson Software Finland Oy	Finland
Infor (France) SAS	France
Infor (Friedrichsthal I) GmbH	Germany
Infor (Deutschland) GmbH	Germany
Infor Global Solutions Holding GmbH	Germany
GT Nexus Europe GmbH	Germany
Infor (Gibraltar) Limited	Gibraltar
Geac Magyarország Ltd.	Hungary
Infor (Ireland) Ltd.	Ireland
Infor (Dublin II) Ltd	Ireland
Infor Global Solutions (Europe) Ltd (Ireland)	Ireland
Infor Global Solutions (Pegasus) Ltd	Ireland
JBA Software Products (Ireland) Ltd	Ireland
Quantum Solutions Holdings Co Ltd	Ireland
SSA Global Tech (Israel) Ltd	Israel
Infor (Italia) Srl	Italy
Infor (Saudi Arabia) Limited	Kingdom of Saudi Arabia
Infor Global Solutions European Finance Sarl	Luxembourg
Infor ISA Holdings S.a.r.l.	Luxembourg

MIVE S.a.r.L.	Luxembourg
TSHC S.a.r.l.	Luxembourg
Infor (Amersfoort) B.V.	Netherlands
Infor (Barneveld) B.V.	Netherlands
Infor (Nederland) B.V.	Netherlands
Infor (Veenendaal) B.V.	Netherlands
Softbrands Holdings B.V.	Netherlands
Systems Union International BV	Netherlands
Infor (Norge) AS	Norway
Infor (Polska) Sp. z o.o.	Poland
InforIGS Global Solutions Informática e Consultoria, Lda	Portugal
LLC “Infor Software”	Russia
Infor (South Africa) (Pty) Ltd	South Africa
Infor Software Iberia, S.A.U.	Spain
Infor (Sweden) AB	Sweden
Lawson International AB	Sweden
Infor (Stockholm) AB	Sweden
Infor (Stockholm II) AB	Sweden
Infor (Schweiz) AG	Switzerland
Infor (Steinhausen) II GmbH	Switzerland
Baan Ltd	United Kingdom
Coda Group Ltd	United Kingdom
(EZ) Revenue Management Solutions Limited	United Kingdom
FNS Group Ltd	United Kingdom
Hansen Information Technologies UK Ltd	United Kingdom
Infor (Farnborough) Limited	United Kingdom
Infor (Frimley) Ltd.	United Kingdom
Infor Global Solutions (Herts) Ltd	United Kingdom
Infor (Midlands ) Ltd	United Kingdom
Infor (Midlands II) Limited	United Kingdom
Infor (Midlands IV) Limited	United Kingdom
Infor (Solihull) Ltd	United Kingdom
Infor (Subholdings) Ltd	United Kingdom
Infor (Thames Valley) Limited	United Kingdom
Infor (UK) Holdings Limited	United Kingdom
Infor (United Kingdom) Limited	United Kingdom
Infor Global Solutions Ltd	United Kingdom
Infor Global Solutions (Midlands III) Ltd	United Kingdom
Infor Global Solutions (Midlands V) Company	United Kingdom
Infor Global Solutions (Midlands VI) Limited	United Kingdom
Infor Global Solutions EMEA Holdings Ltd.	United Kingdom
Infor Global Solutions UK Intermediate Holdings Ltd.	United Kingdom
Infor Global Solutions UK Ltd	United Kingdom
Infor Global Solutions (Theale) Ltd	United Kingdom
Infor Global Solutions (Frimley II) Ltd	United Kingdom
Infor Global Solutions (Witney) Ltd	United Kingdom
Infor Lancashire Ltd	United Kingdom
Orbis EMEA Ltd	United Kingdom
Sugar Acquisition Limited	United Kingdom
Systems Union Group Limited	United Kingdom

SUH Solutions Ltd	United Kingdom
Softbrands Hospitality Europe Ltd (UK)	United Kingdom
Pegasus Group Ltd	United Kingdom
Pegasus Software Ltd	United Kingdom
Workbrain Ltd.	United Kingdom
APAC
Infor (ANZ Holdings) Pty Limited	Australia
Infor Global Solutions (ANZ) Pty Limited	Australia
Voto Pty. Ltd.	Australia
Strategic Business Management Sdn Bhd	Brunei
Infor (China) Ltd.	China
Datastream Shanghai Ltd	China
Infor Global Solutions (Shanghai) Ltd	China
Infor Global Solutions (Beijing) Ltd	China
Exe Technologies Shanghai Ltd	China
Softbrands Asia Co Ltd	China
HV Solutions Shanghai Ltd	China
TradeCard Enterprise Management Consulting (Shenzhen) Company Limited	China
Boss Solution Limited	Hong Kong
Infor (Hong Kong) Ltd.	Hong Kong
SoftBrands (HK) Ltd	Hong Kong
GT Nexus Asia Pacific Limited	Hong Kong
GT Nexus International Limited	Hong Kong
Approva Systems Private Limited	India
Infor (Bangalore) Private Limited	India
Infor (India) Pvt Ltd.	India
GT Nexus Software (Private) Ltd.	India
PT Infor Software Indonesia	Indonesia
Infor Japan (M3) K.K.	Japan
Infor Japan K.K.	Japan
Infor Korea Ltd	Korea
Infor (Malaysia) Sdn. Bhd.	Malaysia
Infor Manufacturing (Malaysia) Sdn Bhd	Malaysia
Infor (New Zealand)	New Zealand
Infor (NZ M3) Ltd	New Zealand
Hotel Information Systems Philippines, Inc.	Philippines
Infor International Software, Inc.	Philippines
Infor PSSC, Inc.	Philippines
Infor Philippines SAAS, Inc.	Philippines
Infor (S.E.A.) Pte. Ltd.	Singapore
Infor (Singapore Holdings) Pte. Ltd.	Singapore
Orbis Pte Ltd	Singapore
GT Nexus Services (Private) Limited	Sri Lanka
HIS MSC Company Limited (Thailand)	Thailand
Infor Software (Thailand) Ltd.	Thailand